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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Active Software, Inc. on Form S-8 of our reports dated January 21, 2000 (February 27, 2000 as to Note 12), appearing in the Annual Report on Form 10-K of Active Software, Inc. for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP
San Jose, California
April 19, 2000